Exhibit 15

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Ford Motor Credit Company Registration Statements
    Nos. 333-91953, 333-92595, 333-45015, 333-86832 and 333-107955 on Form S-3


Commissioners:

We are aware that our report dated November 8, 2004 on our review of interim financial information of Ford Motor Credit Company for the three and nine-month periods ended September 30, 2004 and 2003 and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2004 is incorporated by reference in the aforementioned Registration Statements.


/s/ PRICEWATERHOUSECOOPERS LLP

Detroit, Michigan
November 8, 2004





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